Exhibit 10.3

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is dated as of May 15, 2015, by and among the members of BiVi LLC, Nevada limited liability company (the “Company”)(collectively referred to as the Seller”), and Iconic Brands, Inc.  (“Iconic”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Seller desires to transfer to Iconic, and Iconic desires to acquire from Seller membership interests in the Company representing fifty-one percent (51%) of the issued and outstanding membership interests (the “Majority Interest”), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Sellers and the Purchaser agree as follows:

ARTICLE I
 DEFINITIONS

1.1            Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the transfer of the Majority Interest pursuant to Section 2.1.

“Closing Date” means the Business Day when this Agreement has been executed and delivered by the applicable parties thereto, and all conditions precedent to the Parties’ obligations to transfer the Majority Interest have been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means newly designated Series C Convertible Preferred Stock issued by Iconic as consideration to Seller, the form of certificate of designation of which is set forth as Exhibit A attached hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Working Capital Facility” means a working capital advance to the Company in the aggregate amount of up to $750,000.00.

ARTICLE II
 PURCHASE AND SALE

2.1            Closing.    At the Closing, the Seller shall transfer the Majority Interest to Iconic, and Iconic shall deliver (a) 1,000,000 shares of restricted common stock and (b)  1,000 shares of Preferred Stock to Seller as consideration for the transfer of the Majority Interest.  Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree, on or before May 31, 2015.

2.2           Closing Conditions.

(a)  At each Closing the Seller shall deliver to Iconic:

(i)  this Agreement duly executed by the Seller; and

(ii)  certificate(s) evidencing the Majority Interest registered in the name of Iconic.

(b)  At the Closing Iconic shall deliver or cause to be delivered to the Seller the following:

(i)  this Agreement duly executed by Iconic; and

(ii) 1,000 shares of Preferred Stock as set forth on Schedule A; and

(iii) 1,000,000 shares of restricted common stock.

(c)  All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date and all covenants of the other party shall have been performed if due prior to such date.

ARTICLE III
 REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties set forth below:

(a)    Organization and Qualification.  The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, (i) could not, individually or in the aggregate adversely affect the legality, validity or enforceability of this Agreement, (ii) has had or could not reasonably be expected to result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, or (iii) could not, individually or in the aggregate, adversely impair the Company’s ability to perform fully on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company other than required approvals.  This Agreement has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.  The Company is not in violation of any of the provisions of its certificate or articles of incorporation, by-laws or other organizational or charter documents.

(c)  No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the required approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result, in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as has not had or could not reasonably be expected to result in a Material Adverse Effect.

(d)   Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement.

(e)   Majority Interest.  The Majority Interest is duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

(f)   Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(g)   Title to Assets.  The Company has good and marketable title in fee simple to all real property owned by it that is material to the business of the Company and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.

(h)  Patents and Trademarks.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with its businesses and which the failure to so have has had or could reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).   The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person that has had or could reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights that has had or could reasonably be expected to result in a Material Adverse Effect.

(i)    Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause the Purchaser to be liable for any such fees or commissions.

(j)    No Undisclosed Liabilities.  Except as otherwise disclosed in the Company’ Financial Statements, the Company has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.  The Company represents that at the date of Closing, except as set forth on Schedule 3.1 (j) the Company shall have no other liabilities or obligations, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

3.2          Representations and Warranties of Iconic.  Iconic represents and warrants as of the date hereof and as of the Closing Date as follows:

(a)   Organization; Authority.  Iconic is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Iconic of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Iconic.  This Agreement, to which it is party has been duly executed by Iconic, and when delivered in accordance with the terms hereof, will constitute the valid and legally binding obligation, enforceable against Iconic in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)   No Undisclosed Liabilities.  Except as otherwise disclosed in the Company’ Financial Statements and as set forth on Schedule 3.2 (b), the Company has no other undisclosed liabilities, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

3.3      Representations and Warranties of Seller.  Seller represents and warrants as of the date hereof and as of the Closing Date as follows:
(a)     Ownership.  The Seller is the legal, beneficial and registered owner(s) of the Majority Interest, free and clear of any liens, security interests, charges or other encumbrances of any nature whatsoever.
(b)    No Conflict.  The execution, delivery and performance by the Seller of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligations or other agreements of the Seller, or (ii) violate any provision of law applicable to the Seller.
(c)Consents.  No registration, filing with the consent or approval of, or other action by, any federal, state or other governmental authority, agency, regulatory body, third party or other Person is or will be required in connection with the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE IV
 OTHER AGREEMENTS OF THE PARTIES

4.1         Transfer Restrictions.

(a)      The Preferred Stock may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Preferred Stock other than pursuant to an effective registration statement or Rule 144, the purchaser may require the transferor thereof to provide an opinion of counsel selected by the transferor and reasonably acceptable to purchaser, the form and substance of which opinion shall be reasonably satisfactory to the purchaser, to the effect that such transfer does not require registration of such transferred Preferred Stock, under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Seller under this Agreement.

(b)   The Seller agrees to the imprinting, so long as is required by this Section 4.1(b), of the following or similar legend on any certificate evidencing the Preferred Stock:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

4.2        Working Capital Facility.  Iconic shall provide working capital, from time to time, of up to $750,000.00 pursuant to a Working Capital Facility to the Company, which shall be repaid by the Company from working capital generated from Company’s operations. Provided that, in the event that  Iconic fails to provide working capital of at least $40,000.00 per month, and such failure shall continue for a period of sixty (60) calendar days thereafter (“Cure Period”) then the Company may, at its option, by written notice to Iconic, declare a default.  In the event of such default, Iconic shall surrender the Majority Interest back to the Company for retirement and the Holders of the Series C Preferred Stock shall surrender all outstanding shares of  Preferred Stock back to Iconic for retirement (“Unwind”).  At the time of the Unwind, the Company shall issue a 5% promissory note to Iconic (“Promissory Note”) with a principal amount equal to the then outstanding unpaid balance of the Working Capital Facility advanced to the Company prior to the Unwind, payable upon the acquisition of the majority of the outstanding stock or assets of the Company, including but not limited to the BiVi Brand of products, by a third party, but in no event later than 36 months from issuance (“Maturity Date”).

ARTICLE V
 MISCELLANEOUS

5.1     Fees and Expenses.  Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

5.2    Entire Agreement.  This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3    Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 6:00 p.m. (New York time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4     Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5    Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares.

5.7   No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.8    Governing Law; Venue; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9     Survival.  The representations, warranties and covenants contained herein shall survive for a period of 12 months after the Closing Date and delivery and/or exercise of the Shares, as applicable.

5.10    Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11    Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ICONIC BRANDS, INC

By:	/s/ Richard DeCicco
Name: Richard DeCicco Title: President

BIVI LLC

By:	/s/ Richard DeCicco
Name: Richard DeCicco Title: Manager

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